November 10, 2021	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
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RAYMOND JAMES FINANCIAL BOARD
ANNOUNCES ANNUAL SHAREHOLDERS MEETING DATE

ST. PETERSBURG, Fla. - On November 10, 2021, Raymond James Financial, Inc. announced that the 2022 Annual Meeting of Shareholders will be held Thursday, February 24, 2022, at 4:30 p.m. ET, conducted virtually and solely via webcast. Shareholders may participate in the virtual meeting online, vote their shares electronically and submit live questions by following the instructions in their proxy materials. Shareholders of record as of December 22, 2021, will be entitled to notice of, and to attend online and vote at, the Annual Meeting.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,500 financial advisors. Total client assets are $1.18 trillion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.